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1                                                                  EXHIBIT 10.23

                                CREDIT AGREEMENT

    STM WIRELESS, INC., ("Borrower"), a corporation organized under the laws of the State of Delaware and WELLS FARGO HSBC TRADE BANK, N.A. ("Trade Bank"), have entered into this CREDIT AGREEMENT as of May 31, 1996 ("Effective Date").

                               I.  CREDIT FACILITY

     1.1  THE FACILITY.   Subject to the terms and conditions of this Agreement,
Trade Bank agrees to make advances ("Advances") to Borrower from and after the Effective Date up to and until May 31 , 1997 ("Termination Date") in an aggregate principal amount not to exceed Five Million Dollars ($5,000,000); provided, however, that the aggregate principal amount of all outstanding Advances may at no time exceed the Borrowing Base as then in effect. Definitions for those terms not otherwise defined are contained in Section 8 below.

     1.2 REPAYMENT; INTEREST AND FEES. Each Advance shall be repaid by Borrower, and shall bear interest from the date of disbursement at those per annum rates and such interest shall be paid, at the times specified in the note (" Note") substantially in the form of Exhibit A hereto. On the Closing Date Borrower will pay Trade Bank a facility fee in the amount of $50,000. Interest and fees will be calculated on the basis of a 360 day year, actual days elapsed. Any overdue payments of principal (and interest to the extent permitted by law) shall bear interest at a per annum floating rate equal to the Prime Rate plus 2.0%.

     1.3 PREPAYMENTS. At the time of any prepayment (including, but not limited to, any prepayment which is a result of the occurrence of an Event of Default and an acceleration of the Advances) Borrower will pay to Trade Bank all interest accrued on the amount so prepaid to the date of such prepayment. Any Advance repaid or prepaid may be reborrowed.

                       II.  REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Trade Bank that the following representations and warranties are true and correct:

     2.1 LEGAL STATUS. Borrower is duly organized and existing and in good standing under the laws of the state in which it is incorporated, and is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required and in which the failure to so qualify or to be so licensed could have a material adverse affect on Borrower.

     2.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance of this Agreement, and all other Loan Documents to which Borrower is a party, have been duly and validly authorized, executed and delivered by Borrower and constitute legal, valid and binding agreements of Borrower, enforceable against Borrower in accordance with their respective terms.

     2.3 FINANCIAL CONDITION AND STATEMENTS. All financial statements of Borrower and prepared by Borrower and audited on an annual basis by independent auditors delivered to Trade Bank have been prepared in conformity with GAAP, and completely and accurately reflect the financial condition of Borrower (and any consolidated Subsidiaries) at the times and for the periods stated in such financial statements. All financial statements prepared by Borrower and delivered to Trade Bank have been prepared in conformity with GAAP. Neither Borrower nor any Subsidiary has any material contingent liability not reflected in the aforesaid financial statement. Since the date of the financial statements delivered to Trade Bank for the last fiscal period of Borrower to end before the Effective Date, there has been no material adverse change in the financial condition, business or prospects of Borrower. Borrower is solvent.

     2.4 LITIGATION. Except as disclosed in writing to Trade Bank prior to the Effective Date, there is no action, claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower or any Subsidiary in any court or before any governmental authority, administrator or agency which may result in (a) any material adverse change in the financial condition or business of Borrower, or
(b) any material impairment of the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted.

     2.5  NO DEFAULTS.   No Event of Default, and event which with the giving of
notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing.


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2

                     III.  CONDITIONS TO EXTENDING FACILITY

     3.1 CONDITIONS TO INITIAL ADVANCE. The obligation of Trade Bank to make the first Advance is subject to having received, in form and substance satisfactory to Trade Bank, the following documents duly executed, dated the Closing Date and in full force and effect:
     (a)  a corporate borrowing resolution and incumbency certificate;
     (b)  the Note;
     (c)  each Collateral Document;
     (d) the "Borrower Agreement" required by Ex-Im Bank together with the U.S. Small Business Administration/Export-Import Bank of the United States "Joint Application For Working Capital Guarantee" and the latest "Country Limitation Schedule of Ex-Im Bank"; and
     (e) executed copies of financing statements (UCC-1) for filing in California and all other jurisdictions in which the Trade Bank believes desirable to perfect its security interest in the Collateral;

     3.2 CONDITIONS TO MAKING EACH CREDIT EXTENSION. The obligation of Trade Bank to make each Advance is subject to the fulfillment to Trade Bank's satisfaction of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement and the Collateral Documents will be true and correct on and as of the date of the Advance with the same effect as though such representations and warranties had been made on and as of such date; and

     (b) DOCUMENTATION. Trade Bank must have received, in form and substance satisfactory to Trade Bank:

          (1) a Borrowing Base Certificate dated within five calendar days of the date of the Advance, demonstrating compliance with the requirements for such Advance.
          (2) a summary of outstanding purchase orders/contracts being financed under the credit facility


                           IV.  AFFIRMATIVE COVENANTS

     Borrower covenants that so long as Trade Bank remains committed to make Advances to Borrower, and until payment of all Obligations, Borrower will comply with each of the following covenants:

     5.1 PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees and other Obligations due under this Agreement or under any other Loan Document at the time and place and in the manner specified herein or therein.

     5.2 NOTIFICATION TO TRADE BANK. Promptly, but in no event more than 5 calendar days after the occurrence of each such event, provide written notice in reasonable detail of each of the following:

     (a) OCCURRENCE OF A DEFAULT. The occurrence of any Event of Default or any event which with the giving of notice or the passage of time or both would constitute an Event of Default;

     (b) BORROWER'S TRADE NAMES; PLACE OF BUSINESS. Any change of Borrower's (or any Subsidiary's) name, trade name or place of business, or chief executive officer;

     (c) LITIGATION. Any action, claim, proceeding, litigation or investigation threatened or instituted by or against or affecting Borrower (or any Subsidiary) in any court or before any government authority, administrator or agency which may materially and adversely affect Borrower's (or any Subsidiary's) financial condition or business or Borrower's ability to carry on its business in substantially the same manner as it is now being conducted;


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     (d)  UNINSURED OR PARTIALLY UNINSURED LOSS.  Any uninsured or partially uninsured loss through liability or property damage or through fire, theft or any other cause affecting Borrower's (or any Subsidiary's) property in excess of the aggregate amount required hereunder;

     5.3 BOOKS AND RECORDS. Maintain at Borrower's address books and records in accordance with GAAP, and permit any representative of Trade Bank, at any time during customary business hours with reasonable notice, to inspect, audit and examine such books and records, to make copies of them, and to inspect the properties of Borrower.

     5.4 TAX RETURNS AND PAYMENTS. Timely file all tax returns and reports required by foreign, federal, state and local law, and timely pay all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly instituted and diligently conducted, (ii) notifies Trade Bank in writing of the commencement of, and any material development in, the proceedings, (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral, and (iv) makes provision, to Trade Bank's satisfaction, for eventual payment of such taxes in the event Borrower is obligated to make such payment.

     5.5 COMPLIANCE WITH LAWS. Comply in all material respects with the provisions of all foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and health and environmental matters.

     5.6 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including, but not limited to, fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance to be in amounts satisfactory to Trade Bank and to be carried with companies approved by Trade Bank before such companies are retained, and deliver to Trade Bank from time to time at Trade Bank's request schedules setting forth all insurance then in effect. All insurance policies shall name Trade Bank as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Trade Bank. If Borrower fails to provide or pay for any insurance, Trade Bank may, but is not obligated to, obtain the insurance at Borrower's expense.

     5.7 FURTHER ASSURANCES. At Trade Bank's request and in form and substance satisfactory to Trade Bank, execute all documents and take all such actions at Borrower's expense as Trade Bank may deem reasonably necessary or useful to perfect and maintain Trade Bank's perfected security interest in the Collateral and in order to fully consummate all of the transactions contemplated by the Loan Documents.

     5.8 REPORTS. Furnish the following information or deliver the following reports to Trade Bank at the times indicated below:

     (a) ANNUAL FINANCIAL STATEMENTS. Not later than 120 calendar days after and as of the end of each of Borrower's fiscal years, an annual audited financial statement of Borrower prepared by a certified public accountant acceptable to Trade Bank to include balance sheet, income statement and cash flow statement.
     (b) QUARTERLY FINANCIAL STATEMENTS. Not later than 45 calendar days after and as of Borrower's quarter end, a financial statement of Borrower prepared by Borrower, to include balance sheet, income statement and cash flow statement.
     (c) CERTIFICATE OF ACCURACY AND NO EVENT OF DEFAULT. At the time each financial statement of Borrower required above is delivered to Trade Bank, a certificate of the president or chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default under this Agreement nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.
     (d) QUARTERLY STATUS REPORT. Not later than 30 days after and as of quarter end, submission of actual purchase orders/contracts equivalent to at least 25% of total export orders.
     (e) ANNUAL AUDIT REPORT. An audit report from Wells Fargo or another auditor acceptable to Trade Bank reflecting values and property conditions satisfactory to Trade Bank as at June 30 of each fiscal year. Cost to Borrower for each audit report will not exceed $2,000.

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     (f)  INSURANCE.  Borrower will maintain in full force and effect insurance coverage on all Borrower's property, including, but not limited to, the following types of insurance coverage:
          (i)     policies of fire insurance
          (ii) extended coverage insurance with replacement cost endorsements; and
          (iii)   marine cargo insurance

          All the insurance referred to in the preceding sentence must be in form, substance and amounts, and issued by companies, satisfactory to Trade Bank, and cover risks required by Trade Bank and contain loss payable endorsements in favor of Trade Bank.

     (g) BORROWING BASE CERTIFICATE. Not later than 30 calendar days after and as of the end of each MONTH.
          (i)     a Borrowing Base Certificate
          (ii) an inventory report showing the types, locations and dollar values of all the inventory collateral
          (iii)   an aged listing of accounts receivable.

     5.9 FINANCIAL COVENANTS. Maintain the following (if Borrower has any Subsidiaries which must be consolidated under GAAP, the following applies to Borrower and the consolidated Subsidiaries):

     (a)  CURRENT RATIO.   Not at any time less than 3.0 TO 1.0.  ("CURRENT
          RATIO" means total current assets divided by total current liabilities, and "CURRENT ASSETS" and "CURRENT LIABILITIES" have the meanings given to them in accordance with GAAP.)

          (b)  TANGIBLE NET WORTH.  Not less than $29,225,000 at any time.

               ("TANGIBLE NET WORTH" means the excess of total assets over total liabilities determined in accordance with GAAP.

          (c)  PRE-TAX PROFIT.  Not less than one dollar ($1.00) determined on
               (i)  a rolling two-quarter basis as of each fiscal quarter end
               (ii) an annual basis as of each fiscal year end

     5.10 JUDGMENTS AND LIENS.  Satisfy all material judgments and liens.


                             V.  NEGATIVE COVENANTS

     Borrower covenants that so long as Trade Bank remains committed to make any Advances hereunder and until all Obligations have been paid in full, Borrower will not:

     5.1 MERGER OR CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business..

     5.2 LIENS. Except for Permitted Liens, mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired.

     5.3 USE OF PROCEEDS. Borrower will not use the proceeds of any Advance except for the acquisition of inventory for, and costs related to, the delivery of communications networks.

     5.4 DIVIDENDS, DISTRIBUTIONS OF CAPITAL AND STOCK REDEMPTIONS. Borrower will not pay or declare any dividends or make any distribution of capital on Borrower's stock (except for dividends payable solely in stock of Borrower).

     5.5 LOANS TO STOCKHOLDERS. Borrower shall not make any loans to any stockholder or any affiliate of Borrower over $50,000. As used in this Section 5.5, "affiliate" means any person which directly or indirectly controls, is controlled by, or is under common control with Borrower.


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5

                       VI.  EVENTS OF DEFAULT AND REMEDIES

     6.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default":

     (a) FAILURE TO MAKE PAYMENTS WHEN DUE. Borrower's failure to pay principal, interest, fees or other amounts when due under any Loan Document.

     (b) FAILURE TO PERFORM OBLIGATIONS. Any failure by Borrower to comply with any covenant or obligation in any Loan Document (other than those referred to in subsection (a) above), and such default shall continue for a period of twenty calendar days from the earlier of (i) Borrower's failure to notify Trade Bank of such Event of Default pursuant to Section 4.2(a) above, or (ii) Trade Bank's notice to Borrower of such Event of Default.

     (c) UNTRUE OR MISLEADING WARRANTY. Any warranty, representation, financial statement, report or certificate made or delivered by Borrower under any Loan Document is materially untrue or misleading in any material respect when made or delivered.

     (d) DEFAULTS UNDER OTHER LOAN DOCUMENTS. Any "Event of Default" occurs under any other Loan Document; the Guarantee is no longer in full force and effect (or any claim thereof made by Guarantor) or any failure of Guarantor to comply with the provisions thereof; or any breach of the provisions of the Subordination Agreement or Intercreditor Agreement by any party other than the Trade Bank.

     (e) DEFAULTS UNDER OTHER AGREEMENTS OR INSTRUMENTS. Any material default in the payment or performance of any obligation, or the occurrence of any event of default, under the terms of any other agreement or instrument pursuant to which Borrower, any Subsidiary or Guarantor has incurred any debt or other material liability to any person or entity.

     (f) JUDGMENTS AND LEVIES AGAINST BORROWER. The filing of a notice of judgment lien against Borrower or the recording of any abstract of judgment against Borrower, in any county in which Borrower has an interest in real property, or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower, or the entry of a judgment against Borrower.

     (g) EVENT OR CONDITION IMPAIRING PAYMENT OR PERFORMANCE. Any event occurs or condition arises which Trade Bank in good faith believes materially impairs or is substantially likely to materially impair the prospect of payment or performance by Borrower of the Obligations, or any material adverse change in Borrower's financial condition, business or prospects.

     (h) VOLUNTARY INSOLVENCY. Borrower, any Subsidiary or Guarantor (i) becomes insolvent, (ii) suffers or consents to or applies for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, (iii) generally fails to pay its debts as they become due, (iv) makes a general assignment for the benefit of creditors, or (v) files a voluntary petition in bankruptcy, or seeks reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or Federal law granting relief to debtors, whether now or hereafter in effect.

     (i)  INVOLUNTARY INSOLVENCY.   Any involuntary petition or proceeding
          pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, any Subsidiary or Guarantor, or (b) have an order for relief entered against it by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

     (j) CHANGE IN OWNERSHIP. Any change in the ownership of Borrower, which the Trade Bank determines, in its sole discretion, may adversely affect the creditworthiness of Borrower or credit support for the Obligations.


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6
     6.1 REMEDIES. Upon the occurrence of any Event of Default, or at any time thereafter, Trade Bank, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) terminate Trade Bank's obligation to make Advances or to make available to Borrower the Facilities or other financial accommodations; (b) accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Advance; and/or (c) exercise all its rights, powers and remedies available under the Loan Documents, or accorded by law, including, but not limited to, the right to resort to any or all Collateral or other security for any of the Obligations and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Trade Bank may be exercised at any time by Trade Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                            VII.  GENERAL PROVISIONS

     7.1 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given personally or by regular first-class mail, by certified mail return receipt requested, or by facsimile transmission addressed to Trade Bank or Borrower at the address indicated after their signature to this Agreement. All notices shall be deemed to have been given upon delivery, in the case of notices personally delivered, upon the expiration of 3 calendar days following the deposit of the notices in the United States mail, in the case of notices deposited in the United States mail, or upon receipt, in the case of notices sent by facsimile transmission.

     7.2 WAIVERS. No delay or failure of Trade Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, consent or approval by Trade Bank under any of the Loan Documents must be in writing and shall be effective only to the extent set out in such writing.

     7.3 BENEFIT OF AGREEMENT. The provisions of the Loan Documents shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Trade Bank; provided, however, that Borrower may not assign or transfer any of its rights under any Loan Document without the prior written consent of Trade Bank, and any prohibited assignment shall be void. Trade Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Trade Bank's rights and benefits under each of the Loan Documents. In connection therewith, Trade Bank may disclose any information relating to the Facility, Borrower or Guarantor.

     7.4 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of Borrower and Trade Bank and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, any of the Loan Documents to which it is not a party.

     7.5 GOVERNING LAW AND JURISDICTION. This Agreement shall, be governed by, and be construed in accordance with, the internal laws of the State of California, except to the extent Trade Bank has greater rights or remedies under federal law as a national bank. Borrower and Trade Bank (a) agree that all actions and proceedings relating directly or indirectly to this Agreement shall be litigated in courts located within California; (b) consent to the jurisdiction of any such court and consent to service of process in any such action or proceeding by any method permitted by law; and (c) waive any and all rights Borrower may have to object to the jurisdiction of any such court or to transfer or change the venue of any such action or proceeding.

     7.6 MUTUAL WAIVER OF JURY TRIAL. Borrower and Trade Bank each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to, (a) any Loan Document, or (b) any conduct, act or omission of Trade Bank or Borrower or any of their directors, officers, employees or agents, whether the claim is based on contract or tort.

     7.7 SEVERABILITY. Should any provision of any Loan Document be prohibited by, or invalid under applicable law, or held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect, the validity of the other provisions of the Loan Documents.
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     7.8  ENTIRE AGREEMENT; AMENDMENTS.  This Agreement and the other Loan
Documents are the final, entire and complete agreement between Borrower and Trade Bank concerning the Facility. There are no oral understandings, representations or agreements between the parties concerning the Facility which are not set forth in the Loan Documents. The Loan Documents may not be waived, amended or superseded except in a writing executed by Borrower and Trade Bank.


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                               VIII.   DEFINITIONS
     8.1 "AGREEMENT" means this Agreement, as amended or modified from time to time in writing by Trade Bank and Borrower.

     8.2 "BORROWING BASE" means an amount equal to 70% of export inventory related to purchase orders/contracts approved by Trade Bank and 90% of export accounts receivable related to purchase orders/contracts approved by Trade Bank.

          Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter in Trade Bank's discretion, the following will not be deemed eligible for borrowing:

     (a)  accounts with terms in excess of net 180 days,
     (b accounts, uninsured, outstanding for more than 60 days from the due date,
     (c) accounts, insured through Eximbank export credit insurance for comprehensive commercial and political risk, or through Eximbank approved private insurers for comparable coverage, outstanding for more than 90 days from the due date,
     (d) accounts subject to any contingencies (including, without limitation, guaranteed sales, and consignments),
     (e)  accounts deemed uncollectible by Trade Bank
     (f) accounts payable in a currency other than US Dollars, unless preapproved in writing by Trade Bank
     (g)  accounts from a military buyer not approved by Trade Bank
     (h) accounts owing from any officer, director, employee, affiliated company or other affiliate of Borrower, from a person or entity with a controlling interest in the Borrower or from an entity which shares common controlling ownership with the Borrower;
     (i) receivables from foreign buyers in countries where Eximbank is legally prohibited from doing business as set forth in the current Country Limitation Schedule (Exhibit "C" attached hereto);
     (j) receivables from foreign Buyers in countries where Eximbank coverage is not available for economic reasons, as designated in the Country Limitation Schedule in effect at the time of the related export sale, unless the export sale is supported by an irrevocable letter of credit, confirmed by a bank acceptable to Trade Bank

       Without limiting the fact that the determination of which inventory is eligible for borrowing is a matter of Trade Bank's discretion, the following will not be deemed eligible for borrowing:

     a)   inventory not located in the United States,
     b)   demonstration or consignment inventory,
     c) inventory consisting of proprietary software, (i.e. software not intended for resale)
     d) inventory damaged, obsolete, returned, defective, recalled or unfit for further processing,
     e) inventory previously exported from the United States, unless such inventory returned had no value added to it outside the United States
     f) inventory which constitutes defense articles or defense services or accounts receivable generated by sales of such inventory,
     g) inventory to be incorporated into items destined for shipment to, and any account receivable in the name of a buyer located in , a country in which Eximbank is legally prohibited from doing business as designated in the Country Limitation Schedule (Exhibit "C" attached hereto);
     h) inventory which is to be incorporated into items destined for shipment to, and any account receivable in the name of a buyer located in, a country which Eximbank coverage is not available for commercial reasons as designated in the Country Limitation Schedule, unless and only to the extent that such items are to be sold to such country terms of a Letter of Credit confirmed by a bank acceptable to Trade Bank,
     i)   inventory which has previously been exported from the U.S.
     j) inventory to be incorporated into items whose sale would result in an ineligible account receivable, and inventory not located at location of security agreement

     8.1 "BORROWING BASE CERTIFICATE" means a certificate, in the form of Exhibit B hereto, showing collateral values satisfactory to Trade Bank.


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     8.2  "CLOSING DATE" means the date on which the first Advance is made.

     8.3 "COLLATERAL" means all export related inventory and accounts receivable and other property securing the Obligations.

     8.4 "COLLATERAL DOCUMENTS" means the Security Agreement, the Guarantee, the Subordination Agreement, the Intercreditor Agreement, and other credit support documents required by the Trade Bank to provide collateral and credit support for the Advances.

     8.5  "DOLLARS" and "$" means United States dollars.

     8.6  "EX-IM BANK" means The Export-Import Bank of the United States.

     8.7 "GAAP" means generally accepted accounting principles, which are applicable to the circumstances, as of the date of determination, set out in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

     8.8 "LETTER OF CREDIT" means a commercial letter of credit in form and substance satisfactory to Trade Bank, issued by a bank acceptable to Trade Bank.

     8.9 "LOAN DOCUMENTS" means this Agreement, the Borrower Agreement as defined in Section 3.1(e), the Note and the Collateral Documents.

     8.10 "OBLIGATIONS" means all obligations of Borrower to Trade Bank under this Agreement or any other Loan Document.

     8.11 "PERMITTED LIENS" means:
     (a) purchase money security interests in specific items of Borrower's equipment;
     (b)  leases of specific items of Borrower's equipment;
     (c)  liens for Borrower's taxes not yet payable;
     (d) additional security interests and liens consented to in writing by Trade Bank in its sole discretion; and
     (e) security interests being terminated concurrently with the effectiveness of the Agreement.

     8.12 "PRIME RATE" means the rate most recently announced by Wells Fargo at its principal office in San Francisco, California as its "Prime Rate", with the understanding that the Prime Rate is one of Wells Fargo's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Banking Day on which each change in the Prime Rate is announced by Wells Fargo.

     8.13 "SUBSIDIARY" means (i) any corporation at least the majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of acontingency) are at the time owned by Borrower and/or one or more Subsidiaries, and (ii) any joint venture or partnership in which Borrower and/or one or more Subsidiaries has a majority interest.

       8.14 "WELLS FARGO" means Wells Fargo Bank, N.A.

10

       Borrower and Trade Bank have caused this Agreement to be executed by their duly authorized officers or representatives on the date specified below.

STM WIRELESS, INC.

By:       EMIL YOUSSEFZADEH

Title:    President & CEO
                         ----------------------------
By:       PRESTON ROMM
                      -------------------------------

Title:    Vice President Finance & CFO
                                      ---------------



Address:
One Mauchly
Irvine, CA. 92618-2305
WELLS FARGO HSBC TRADE BANK, N.A.

By:
     -------------------------------
     JAN MACY-BUESCHER
     Vice President


Address:
333 S. Grand Ave., 3rd Floor
Los Angeles, CA. 90071